Exhibit 99.1

For Immediate Release

NEWTEK BUSINESS SERVICES SIGNS ALLIANCE with PSCU Financial Services

New York, N.Y. – February 16, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, announced that PSCU Financial Services, will begin referring its member-owner credit unions to the Newtek suite of small business services, including SBA-guaranteed lending, credit and debit card processing, insurance services, web hosting, web design and development, data storage outsourced digital bookkeeping, tax advisory and business plan preparation.

PSCU Financial Services (www.pscufs.com), the nation’s largest credit union service organization (CUSO), is owned by more than 500 credit unions nationwide. PSCU Financial Services has been in business for 30 years and is the pre-eminent distribution source of financial products for credit unions and their members. PSCU Financial Services currently services more than 10 million credit and debit cards, has over 1000 employees and reports annual sales in excess of $500 million.

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “Working with PSCU Financial Services to deliver our business suite of financial and business services to credit unions and their members should have a significant impact on our business. PSCU Financial Services has established a reputation for delivering quality products to the credit union industry. We are excited about their choice to distribute all of our products exclusively for three years.”

“Many credit unions are serving small business owners with consumer lending applications. This alliance with Newtek provides one-stop shopping for credit unions that want to launch or expand their business banking services. This comprehensive portfolio of business services can help small businesses grow, which benefits the business owner and their credit union,” said John Pembroke, Executive Director, Marketing and Product Development, PSCU Financial Services.

We have set up our sales marketing team to work with PSCU Financial Services sales representatives to target new and existing credit union clients for merchant processing, SBA Lending, insurance, data storage and the rest of our business suite (www.newtekbusinessservices.com). We believe this new relationship will dramatically increase our distribution capability into credit unions and we couldn’t have a better distribution service partner in this arena than PSCU Financial Services,” said Sloane.

Newtek has launched a new website (www.pscufssmallbusiness.com) exclusively designed for existing and potential credit union partners. The website explains how credit unions can better serve small business owners byn offering them access to the Newtek Business Solutions platform. The website also includes testimonials from credit union members and partners, information about Newtek’s marketing and training support, background on Newtek’s referral system (NewTracker™) and information about PSCU Financial Services products.

About PSCU Financial Services, Inc.

As a non-profit cooperative, PSCU Financial Services is owned by more than 500 member credit unions representing over 10 million cardholder accounts and more than 400,000 online bill payment subscribers. Its Contact Center services more than 10 million inquiries a year.

PSCU Financial Services maintains its headquarters and Eastern operations center in St. Petersburg, Florida. The company is also supported by a West Coast operations center based in Phoenix, Arizona. PSCU Financial Services is the nation’s largest Credit Union Service Organization (CUSO).

Established in 1977, the company provides a broad array of cost-effective, high quality financial services that include credit, debit, ATM, prepaid, bill payment, lending and contact center solutions. PSCU Financial Services uniquely offers its members a full range of processing options, any combination from full service to in-house pass through processing for credit, debit and ATM transactions, as the leader in the credit union industry, the company offers gateway access to national and regional networks. It also provides full function ATM terminal driving services.

For more information, visit the company’s Web site at www.pscufs.com.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek ™ brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 70,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com